EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
8/27/2012	Purchase	$ 4.0907	1	73300
8/28/2012	Purchase	$ 4.1738	2	43400
8/29/2012	Purchase	$ 4.1577	3	30406
8/30/2012	Purchase	$ 4.1799	4	25415
9/10/2012	Purchase	$ 3.9126	5	42164
9/11/2012	Purchase	$ 4.0087	6	28753
9/12/2012	Purchase	$ 4.2500		200
9/24/2012	Purchase	$ 3.4765	7	141995
9/25/2012	Purchase	$ 3.4541	8	138811
9/26/2012	Purchase	$ 3.4486	9	65987
9/27/2012	Purchase	$ 3.4057	10	128732
9/28/2012	Purchase	$ 3.4792	11	106971
10/1/2012	Purchase	$ 3.3883	12	90576
10/2/2012	Purchase	$ 3.3539	13	94286
10/3/2012	Purchase	$ 3.2095	14	63628
10/4/2012	Purchase	$ 3.1620	15	23100
10/5/2012	Purchase	$ 3.3119	16	29666
10/8/2012	Purchase	$ 3.3853	17	29414
10/22/2012	Purchase	$ 2.9654	18	97924
10/23/2012	Purchase	$ 2.7942	19	92536
10/24/2012	Purchase	$ 2.8998	20	74728

1 This transaction was executed in multiple trades at prices ranging from $4.04 – 4.16.
2 This transaction was executed in multiple trades at prices ranging from $4.12 – 4.21.
3 This transaction was executed in multiple trades at prices ranging from $4.09 – 4.19.
4 This transaction was executed in multiple trades at prices ranging from $4.16 – 4.20.
5 This transaction was executed in multiple trades at prices ranging from $3.87 – 3.97.
6 This transaction was executed in multiple trades at prices ranging from $3.97 – 4.05.
7 This transaction was executed in multiple trades at prices ranging from $3.46 – 3.50.
8 This transaction was executed in multiple trades at prices ranging from $3.42 – 3.49.
9 This transaction was executed in multiple trades at prices ranging from $3.42 – 3.48.
10 This transaction was executed in multiple trades at prices ranging from $3.37 – 3.43.
11 This transaction was executed in multiple trades at prices ranging from $3.47 – 3.50.
12 This transaction was executed in multiple trades at prices ranging from $3.38 – 3.41.
13 This transaction was executed in multiple trades at prices ranging from $3.32 – 3.39.
14 This transaction was executed in multiple trades at prices ranging from $3.15 – 3.30.
15 This transaction was executed in multiple trades at prices ranging from $3.15 – 3.20.
16 This transaction was executed in multiple trades at prices ranging from $3.25 – 3.35.
17 This transaction was executed in multiple trades at prices ranging from $3.37 – 3.40.
18 This transaction was executed in multiple trades at prices ranging from $2.92 – 3.04.
19 This transaction was executed in multiple trades at prices ranging from $2.76 – 2.82.
20 This transaction was executed in multiple trades at prices ranging from $2.80 – 2.99.